Exhibit 99.1

Elmet Technologies Awarded $36 Million Defense Logistics Agency
Contract for Molybdenum and Tungsten Aerospace Materials

Contract covers high-performance alloys and precision wire used in the production of jet engine components

Award is in addition to the $2 billion DLA tungsten stockpile contract announced September 14, 2026

Further strengthens Elmet’s role as a domestic supplier of critical materials to domestic ADG markets

LEWISTON, Maine — September 30, 2026 — Elmet Technologies, a wholly owned subsidiary of The Elmet Group Co. (NASDAQ: ELMT) (“ELMT” or the “Company”), today announced it has been awarded a contract valued at approximately $36 million by the Defense Logistics Agency (“DLA”) to supply high-performance molybdenum and tungsten alloys and precision wire to the U.S. National Defense Stockpile. These materials are used in the production of jet engine components and other demanding aerospace applications. The award is separate from the $2 billion DLA contract announced on September 14, 2026.

Molybdenum and tungsten, known as refractory metals, withstand temperatures that would melt most other metals, which makes them essential to jet engines and other high-performance defense systems. Global supply of these metals has historically been concentrated outside the United States, which makes a reliable domestic source a national priority.

Under the contract, Elmet Technologies will supply DLA Strategic Materials, the agency responsible for managing the National Defense Stockpile, with titanium-zirconium-molybdenum (“TZM”) alloy billets, bar stock, and ingots, as well as specialized molybdenum and tungsten wire.

TZM is a molybdenum alloy strengthened with small additions of titanium and zirconium. It retains its strength at higher temperatures than pure molybdenum, making it well suited to aerospace and defense applications where materials must perform under extreme heat and stress.

“This award reflects the depth of Elmet Technologies’ capabilities in molybdenum and tungsten, from specialty alloy billets and bar to precision ultra-fine wire with advanced properties,” said Derek Fox, President of the Critical Materials Components Division of The Elmet Group. “Refractory metals are foundational to aerospace manufacturing and the production of jet engine components. As a vertically integrated U.S. manufacturer, we believe this contract further demonstrates our role as a trusted domestic source of critical materials and precision-engineered components.”

The award draws on Elmet Technologies’ metallurgical engineering capabilities in tungsten and molybdenum, from powder through finished mill products and components, which have supported customers in aerospace, defense, and other critical industries for nearly a century. Capabilities reflected in the contract include:

●	Precision refractory metal wire. Specialized wire produced from molybdenum, tungsten, and related alloys, including potassium-doped grades, manufactured to tight dimensional, electrical, and mechanical specifications.

●	High-strength TZM billets. Large-format TZM billets produced by both press-and-sinter and arc-cast processes.

●	High-performance refractory alloy bar. Extruded bar produced by both arc-cast and press-and-sinter processes for high strength at extreme temperatures.

●	Arc-cast refractory alloy ingots. Produced by arc-cast melting under controlled conditions, providing dense, high-purity feedstock for further forming.

Collectively, these products reflect Elmet Technologies’ ability to produce refractory metal materials across multiple forms and processes, from large-format alloy billets to precision ultra-fine wire.

Building on Recent Momentum with the DLA and Department of War

On September 14, 2026, The Elmet Group announced a $450 million committed investment from the United States Department of War. At the same time, it announced that Elmet Technologies had been awarded an indefinite delivery/indefinite quantity (“IDIQ”) contract by the DLA to support the rebuilding of the National Defense Stockpile. That contract has a ceiling value of $2 billion, including a guaranteed funded commitment of $150 million, and covers the supply of tungsten concentrates and sodium tungstate to the National Defense Stockpile.

Building on recent announcements focused on the Company’s efforts to secure upstream tungsten supply through mining, offtake, and refining relationships, this award demonstrates the downstream value of that supply that can be realized in the form of finished, high-value refractory metal products manufactured in the United States. Together, these developments advance ELMT’s objective of establishing an integrated critical materials supply chain from ore to finished component.

About Elmet Technologies

Elmet Technologies is the only U.S.-owned and operated, vertically integrated tungsten and molybdenum manufacturer. Since 1929, the company has been proudly serving its customers and applications in aerospace, defense, government, industrial, medical, semiconductor, electronics, and energy. With nearly 400 employees across three facilities, totaling over 500,000 square feet in Maine, Ohio, and Michigan, it is now one of the largest U.S.-owned producers of tungsten and molybdenum materials and products, fabricating materials to its global customers’ most exacting specifications. Elmet Technologies is ISO9001, AS9100, and ITAR registered.

About The Elmet Group

The Elmet Group is a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through three divisions: Critical Materials Components (CMC), Engineered Microwave Products (EMP), and Elmet Refining & Trading (ERT), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

Media Contact
media@theelmetgroup.com

Investor Contact
Tom Colton and Greg Bradbury
Gateway Group, Inc.
ELMT@gateway-grp.com
949-574-3860

Forward-looking statements disclaimer

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding (i) the $36 million contract awarded to ELMT by the DLA for the supply of high-performance molybdenum and tungsten alloys and precision wire, (ii) the ability of ELMT to strengthen its position as a domestic supplier of critical materials to ADG and other markets; (iii) the ability of ELMT to become a vertically integrated, U.S.-based provider of critical materials with capabilities and access throughout the full Tungsten supply chain across key geographies around the world; (iv) the ability of ELMT to successfully supply critical materials under its contracts with the DLA; (v) the ability of ELMT to realize downstream value from its efforts to secure a domestic critical materials supply chain; and (vi) ELMT’s future performance, expected outcomes and strategic initiatives.

When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in ELMT’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings ELMT makes with the Securities and Exchange Commission. ELMT undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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